EXHIBIT 99.1

KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC. ANNOUNCES
THE SALE OF ITS UNITED KINGDOM
CONSUMER PLASTICS BUSINESS

ARLINGTON, VA - November 27, 2006 - Katy Industries, Inc. (NYSE: KT) today announced that it has sold its United Kingdom consumer plastics business to Jardin International Holding BV. The United Kingdom consumer plastics business of Katy manufactures and distributes a variety of home and consumer storage products principally under the CONTICO brand name. These products are sold through major home improvement and mass market retail outlets. The operations are located in Southwestern England. Katy’s commercial plastics business in the UK is not involved in the transaction and remains a part of Katy’s core commercial operations.

“This transaction allows Katy to dedicate more management focus on its core businesses,” said Anthony T. Castor III, President and Chief Executive Officer of Katy Industries. “We now look forward to enhancing the value of our businesses that sell into commercial distribution and our electrical business units.”

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(703) 236-4300